$10,500,000

                          CHINA FOOD & BEVERAGE COMPANY

                    5 Years plus one day 8.00% Debenture Note


         China Food & Beverage Company, a Nevada corporation (herein called the "Corporation") for value received, hereby promises to pay to Calder Investments Limited, or order the sum of $10,500,000 five years plus one day from the date hereof, and to pay interest on such principal amount from time to time from the date hereof at the rate of 8.00% per annum, payable annually, on the twelve month anniversary hereof.

         The Corporation reserves the right to pay all of any portion of the principal amount of this debenture note upon any interest payment date without penalty and interest shall cease on any principal amount so paid.

         This debenture shall be convertible into shares of common stock of China Food & Beverage Company at the options of China Food & Beverage Company, only if the common stock has closed for ten consecutive business days at a high bid price of $5.00 per share then all of part of the outstanding face amount of this debenture may be converted into common stock of China Food & Beverage Company at a conversion price of $5.00. By way of example, the conversion of $1,000,000 face amount of this debenture divided by 5, the conversion price, allows 200,000 shares to be issued.

         In the event of default in the payment of the principal of, or interest on, this debenture note then the entire unpaid principal amount of this debenture note shall become immediately due and payable.

         No recourse shall be had for payment of any part of the principal or interest of this debenture note against any incorporator, or against any present or future shareholder of the Corporation by virtue of any law, or by enforcement of any assessment, or otherwise, or against any officer or director of the Corporation by reason of any matter prior to the delivery of this debenture note, or against any present or future officer or director of the Corporation, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

         In witness whereof the Corporation has signed this note on December 30, 1998.



                                                CHINA FOOD & BEVERAGE COMPANY



                                                By:   /s/ James Tilton
                                                   -----------------------------
                                                        James Tilton, President


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